PFF Bancorp, Inc. Announces Results of Annual Meeting of Shareholders

POMONA, Calif., Sept. 14, 2005 /PRNewswire-FirstCall/ - PFF Bancorp, Inc. (NYSE:PFB) today announced the results of its Annual Meeting of Shareholders held on Tuesday, September 13, 2005 in Pomona, California.   Shareholders re-elected Robert W. Burwell and Curtis W. Morris to the Board of Directors for terms of three years each.  Shareholders also ratified the appointment of KPMG LLP as independent auditors for the fiscal year ending March 31, 2006.

A copy of the slide show that was presented at the annual meeting has been posted to the Events portion of our website at www.pffbancorp.com.

Contact Larry M. Rinehart, President/CEO or Gregory C. Talbott, Executive Vice President/CFO, PFF Bancorp, Inc., 350 So. Garey Avenue, Pomona, CA 91766 (909) 623-2323.